COMMERCIAL/INVESTMENT PROPERTY PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

Date Prepared: October 30, 2012

RECEIVED from Wayne C Rankin, Lee L Rankin, Randy B Rankin and/or assignees

("BUYER"), the sum of $ 20,000.00 (twenty thousand dollars and no/100 Dollars) evidenced by ☐ Cash, ☒ Check, ☐ other N/A , on account of the PURCHASE PRICE of $ 2,200,000.00 (two million two hundred thousand dollars and no/100 Dollars) ("Purchase Price") for that certain land, improvements, and personal property, if any, situated in the ☒ City, ☐ Unincorporated Area of Reno , County of Washoe , State of Nevada 89502 , and more particularly described as follows:

Address: 204 Edison Way consisting of approximately 85,076 square feet of building(s) on approximately 294,902 square feet of land, (APN) 012-319-13 (the "Property") upon the following TERMS and CONDITIONS:

1. PURCHASE TERMS:

1.1 EARNEST MONEY DEPOSIT: $ 20,000.00

To be deposited ☒ *within one (1) day or* ☐ *within* N/A (N/A) *days* of the Date of Acceptance with Escrow Holder (as defined below).

The initial earnest money deposit shall be held by Ranshu Real Estate Service (Broker) subject to applicable statutes and regulations until SELLER's acceptance of this contract, at which time said deposit shall be deposited with Escrow Holder and applied to the Purchase Price at Close of Escrow (as defined below).

1.2 ADDITIONAL EARNEST MONEY DEPOSIT: $

The earnest money deposit shall be increased

☐ *Within* N/A (N/A) *days* from acceptance, OR

☐ upon removal of all contingencies in writing, OR

☐ other N/A

Additional earnest money deposit to be deposited with escrow holder and applied to the Purchase Price at Close of Escrow (as defined below).

1.3 BALANCE OF CASH PAYMENT: $ 2,180,000.00

1.4 EXISTING FINANCING:

Existing First Note, terms and conditions as specified herein. $

Existing Second Note, terms and conditions as specified herein. $

1.5 SELLER FINANCING: $

Terms and conditions as specified herein.

1.6 NEW LOAN: $

Contingent upon the terms and conditions as specified herein.

1.7 TOTAL PURCHASE PRICE: $ 2,200,000.00

(Not including Closing costs) Any net difference between the approximate balances of encumbrances shown above which are to be assumed or taken subject to, and the actual balances of said encumbrances at Close of Escrow, shall be adjusted in ☒ Cash, ☐ Other N/A .

DEFINITIONS (unless stated otherwise in this document)

BROKER OR AGENT includes cooperating Brokers, Brokers, all sales persons and agents. **DAYS** means calendar days unless otherwise specified. If the (a) stated Closing of Escrow date or (b) last day for the performance of an act falls upon a day during which normal business is not performed then the Close of Escrow date or such last day, as the case may be, will be the next following regular business day. **DATE OF ACCEPTANCE (EFFECTIVE DATE)** means the date the SELLER accepts the offer or counter offer is accepted by both BUYER and SELLER. **DELIVERED** means personally delivered to BUYER, SELLER, or respective licensees, transmitted by the facsimile machine, electronically, or mailed by registered carrier, next business day delivery with receipt requested. In the event of fax transmission, delivery shall be deemed to be complete at the time noted on the sender's fax confirmation sheet. In the event of electronic delivery (i.e. email), delivery shall be deemed to be complete upon acknowledgment by the receiving party. **DATE OF CLOSING (CLOSE OF ESCROW, CLOSING)** means the date title is transferred. The **SINGULAR** includes the plural and the **MASCULINE** includes the feminine. **TERMINATING THE AGREEMENT** means that both BUYER and SELLER are relieved of their obligations and all deposits will be returned to the BUYER less expenses incurred by or on account of the BUYER to the date of termination, unless BUYER defaults, in which case SELLER is entitled to terminate this Agreement and keep said deposits. **PROPERTY**, unless the context indicates otherwise, means all easements and rights appurtenant thereto and all improvements thereon, including all building thereon and any rights appurtenant thereto, all other improvements, ~~all personal property owned by SELLER and used in the operation or maintenance and management of the real property,~~ and all ~~contract or~~ lease rights, agreements, water rights (unless specifically stated otherwise within this Agreement), mineral rights, ~~utility contracts~~ or other rights relating to the ownership, ~~use and operation~~ of the real property, ~~governmental permits, approvals and licenses, if any and all intangible property rights used in connection with the land and the improvements thereon without limitation, all trade names and trade marks, including the name of the real property,~~ the plans and specifications and other architectural and engineering drawings for the improvements, if any, and warranties, if any. **CC&Rs** (Covenants, Conditions, and Restrictions) means the restrictive limitations which may be placed on the property. **PROPERTY OWNER'S ASSOCIATION** is an association of people who own property in a given area, formed for the purpose of improving or maintaining the quality of the area. **ASSIGNEE** when used as and/or with the BUYERs name, shall allow BUYER to assign its interest without the consent of the SELLER. **DATE PREPARED** is for reference only. N/A signifies Not Applicable.

/s/ Buyer

/s/ Seller

BUYER must initial "BUYER Included" or "BUYER Waived" for each item below.

BUYER Included		BUYER Waived	
[_____/_____]	OR	[/s/ /_____]	**1.8 IF "EXISTING FINANCING", TERMS AND CONDITIONS SHALL INCLUDE:** BUYER shall take the title to the Property subject to the following existing deed(s) of trust ("Existing Deed(s) of Trust") securing the existing promissory note(s) ("Existing Note(s)") ***as per attached Existing Financing Addendum (Commercial).***
[_____/_____]	OR	[/s/ /_____]	**1.9 IF "SELLER FINANCING", TERMS AND CONDITIONS SHALL INCLUDE:** BUYER shall give SELLER a deed of trust (the "Purchase Money Deed of Trust") on the Property, to secure the promissory note of BUYER to SELLER described as ***per attached SELLER Financing Addendum (Commercial).***
[_____/_____]	OR	[/s/ /_____]	**1.10 IF "NEW FINANCING" (NEW LOAN) CONTINGENCY:** This offer is contingent upon BUYER:

Obtaining from a lender ***within*** ☐ ***ten (10) days or*** ☐ N/A (N/A) ***days*** from Date of Acceptance a commitment to lend BUYER a sum not less than $ ________ (N/A and no/100 Dollars),

A. ☐ at a fixed interest rate not to exceed ________ % per annum, payable in equal monthly installments, including ☐ interest only, or ☐ interest and principle, amortized over a period of not less than N/A (N/A) years all due and payable in N/A (N/A) years.

OR

B. ☐ at a variable interest rate commencing at an interest rate not to exceed ________ % per annum, including ☐ interest only, or ☐ interest and principle, amortized over a period of not less than N/A (N/A) years, all due and payable in N/A (N/A) years.

Loan fees not to exceed ________ % of the amount of the New Loan. The New Loan shall be secured by a first deed of trust upon the Property.

In the event BUYER is obtaining a New Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth herein and such excess is paid to the SELLER, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated.

BUYER hereby agrees to diligently pursue obtaining the new loan. The BUYER shall ***within*** ☐ ***ten (10) days or*** ☐ N/A (N/A) ***days*** from Date of Acceptance deliver to SELLER a commitment letter from lender of BUYER's choice. If BUYER fails to deliver said notice to its Broker, Escrow Holder and SELLER, in writing within the above time frame, this Agreement shall be terminated, and BUYER shall be entitled to the prompt return of BUYER's Deposit and any other funds deposited by or for BUYER with Escrow Holder or SELLER, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which BUYER shall pay.

/s/ Buyer /s/ Seller

2. FIXTURES: All items permanently attached to the property, including, but not limited to, those items deemed fixtures under state law, such as electrical distribution systems, space heaters, air conditioning equipment, carpets, stair runners, window coverings (blinds, drapes, screens, shades and hardware), wall coverings, combination doors, pool & spa equipment, spa, solar systems, direct-wired systems, burglar and fire alarm systems (unless leased), fire and smoke alarms, outdoor plants and trees (other than in movable containers), electric garage opener and remotes, are included in the purchase price free of liens, excluding:

Any manufacturing, testing or other equipment attached to the Property, as long as it has been removed by the end of the 10-month lease term.

/s/ Seller /s/ Buyer

3. ESCROW & CLOSING: On or before twenty-four (24) days from Date of Acceptance, or earlier if agreed by Buyer and Seller, both BUYER and SELLER shall deposit with an authorized Escrow Holder, to be selected by ☒ BUYER, ☐ SELLER, all funds and instruments necessary to complete the sale in accordance with the terms hereof. Promptly after mutual execution of this contract, BUYER and SELLER shall open an escrow with Western Title Company ("Escrow Holder"), Joann Sundstrom ("Escrow Officer"). Escrow Fee to be paid by ☐ BUYER, ☐ SELLER, ☒ 50.000 % by BUYER and 50.000 % by SELLER. Documentary Transfer Tax, if any, to be paid by ☐ BUYER, ☒ SELLER, ☐ ________ % by BUYER and ________ % by SELLER. Premium for a standard coverage owner's or joint protection policy of title insurance shall be paid by ☐ BUYER, ☒ SELLER, ☐ ________ % by BUYER and ________ % by SELLER. All remaining Closing Costs shall be paid in customary manner and/or as required by law, ordinance and/or regulation.

3.1 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which the Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

3.2 Upon acceptance hereof by SELLER, this Agreement, including any counter offers incorporated herein by the BUYER and SELLER, shall constitute not only the agreement of purchase and sale between BUYER and SELLER, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow.

3.3 If this transaction is terminated for non-satisfaction and nonwaiver of BUYER's Contingency, as defined herein, then neither BUYER nor SELLER shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, BUYER shall be promptly refunded all funds deposited by or on behalf of BUYER with a Broker, Escrow Holder or SELLER, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be BUYER's obligation.

3.4 The Close of Escrow shall occur on the expected Close of Escrow Date; provided however, that if the Close of Escrow does not occur by the expected Close of Escrow date and the expected Close of Escrow date is not extended by mutual instructions of the BUYER and SELLER, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker, in writing that, unless Close of Escrow occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

BUYER [/s/][_____] and SELLER [/s/][_____] have read this page.

3.5 Should Close of Escrow not occur in said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents, less only Escrow Holder's reasonable fees and expenses, to the party who deposited them. Such party shall indemnify and hold Escrow Holder harmless in connection with such return. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

3.6 In addition to any encumbrances referred to herein, BUYER shall take title to the Property subject to: (1) Real Estate Taxes not yet due and (2) Covenants, Conditions, Restrictions, rights of way, and easements of record, if any, which do not materially affect the value or intended use of the property. Such encumbrances shall be deemed approved unless written notice to the contrary is delivered to SELLER or SELLER's Agent within *twenty (20) or* ☒ __five__ (_5_) *days* from Date of Acceptance.

3.7 BUYER and SELLER shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. BUYER and SELLER agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

N/A
/s/ Buyer
/s/ Seller

4. EVIDENCE OF TITLE: On the date of Closing, Escrow Holder shall issue title insurance, to be in the form of ☒ CLTA or ☒ ALTA Policy of Title Insurance, insuring BUYER's title to the Property in an amount equal to the full purchase price. Said title policy shall insure that BUYER has good and marketable title to the Property subject only to the exceptions authorized. In the event of **Seller** Financing, the policy of title insurance shall be a joint protection policy insuring both BUYER and SELLER.

Note: BUYER should discuss the choice of policy with the title company of his choice at the time escrow is opened. BUYER is aware that additional coverage policies are available. All cost associated with additional coverage policy to be paid by ☒ Buyer, ☐ SELLER, ☐ split ______ % by BUYER and ______ % by SELLER.

4.1 As soon as reasonably possible following opening of Escrow, but not to exceed ☐ *ten (10) days or* ☒ __FIVE__ (_5_) *days* from Date of Acceptance, ☐ BUYER, ☒ SELLER, ☐ split ______ % by BUYER and ______ % by SELLER, shall pay furnish to BUYER a Preliminary Title Report on the Property (the "Report"), together with full legible copies of all exceptions in the Report. BUYER shall have ☐ *twenty (20) or* ☒ __nine__ (_9_) *days* from Date of Acceptance to notify SELLER and Escrow Holder in writing of BUYER's reasonable disapproval of any such exceptions. Failure of BUYER to disapprove in writing any exceptions within the aforementioned time period shall be deemed to be an approval of the Report.

In the event BUYER disapproves any exception in the Report, and notifies the SELLER in writing within the aforementioned time period, SELLER shall use due diligence to remove such exceptions at his own expense.

SELLER shall have ☐ *thirty (30) days or* ☐ __tbd__ (_N/A_) *days* from Date of Acceptance to remove the exceptions. But if such exceptions cannot be removed, or SELLER refuses to remove or correct said conditions, by this date, all rights and obligations herein may, at the election of the BUYER, terminate and the deposit shall be returned to BUYER, unless he elects to purchase the Property subject to such exceptions.

4.2 The manner of taking title may have significant legal and tax consequences. BUYER should obtain advice from his legal or tax counsel regarding this matter. Title shall vest as designated in escrow instructions.

5. PHYSICAL POSSESSION: Physical possession shall be delivered to BUYER ☒ upon recordation of the deed or ☐ other: N/A

subject to the rights of tenants under existing leases.

6. CONTINGENCIES TO CLOSING:

Note: The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies. **All contingencies not accepted, waived, or rejected in writing within the allotted time shall be deemed ☒ waived or ☐ disapproved by BUYER, unless stated otherwise herein.**

BUYER must initial "BUYER Included" or "BUYER Waived" for each item below.

BUYER Included **BUYER Waived**

[____/____] OR [_/s/_/___] **6.1 PEST CONTROL INSPECTION:** *Within* ☐ *ten (10) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance, ☐ BUYER, ☐ SELLER, shall furnish BUYER at the expense of the ☐ BUYER, ☐ SELLER, a current written report of an inspection by a licensed Structural Pest Control Operator, of the main building (excluding the roof covering), and other structures on the Property listed as follows:

N/A

☐ BUYER, ☐ SELLER to pay for: (1) Elimination of infestation and/or infection of wood-destroying pests or organisms, (2) repair of damage caused by such infestation and/or infection, (3) correction of conditions which caused said damage and (4) repair of plumbing and other leaks, including repair of leaking stall showers, in accordance with said pest control operator's report.

If the inspecting structural pest control operator shall recommends further inspection of inaccessible areas, BUYER may require that said areas be inspected. If any infestation or infection is discovered by such inspection, the additional cost of such inspection and additional required work shall be paid by ☐ BUYER, ☐ SELLER. If no such infestation or infection is discovered, the additional cost of inspecting such inaccessible areas and the required cost to return the Property to its original condition shall be paid by ☐ BUYER, ☐ SELLER. Any work specified in said report shall be done at ☐ BUYER, ☐ SELLER expense, and shall not exceed $________.

BUYER Included **BUYER Waived**

[____/____] OR [_/s/_/___] **6.2 PRE-INSPECTION REPORTS:** Unless the local ordinance requires otherwise, the inspection report shall be a "Pre-Inspection" by the fire department. Said report shall be ordered and directed by ☐ BUYER, ☐ SELLER. This inspection shall be paid for by the ☐ BUYER, ☐ SELLER. Said report shall be ordered *within* __N/A__ (_N/A_) *days* from the Date of Acceptance and approved or rejected by BUYER within __N/A__ (_N/A_) days from Date of Acceptance.

BUYER [____][_/s/_] and SELLER [_/s/_][____] have read this page. ©RSAR 01/01/09 CO&A 3/12

Untitled

BUYER Included / **BUYER Waived**

[/s/ / ______] OR [______ / ______] **6.3 SOIL INSPECTION:** *Within five (5) days or* ___one___ (__1__) *days* from Date of Acceptance, said report shall be ordered and directed by ☐ BUYER, ☒ SELLER, and paid by ☐ BUYER, ☒ SELLER, ☐ split ______ % by BUYER and ______ % by SELLER. BUYER shall deliver to SELLER written approval or disapproval of said report, *within* ☐ *thirty (30) days or* ☐ __14__ (_N/A_) *days* from Date of Acceptance. SELLER shall promptly provide to BUYER copies of any existing soil reports that SELLER may have in its possession.

BUYER Included / **BUYER Waived**

[______ / ______] OR [/s/ / ______] **6.4 SURVEY (Initial Option "A" or "B"):**

(A) [______ / ______] ☐ BUYER shall provide written approval or disapproval, *within* ☐ *twenty (20) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance of the supporting documents of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be ordered and directed by ☐ BUYER, ☐ SELLER, and paid by ☐ BUYER, ☐ SELLER, ☐ split ______ % by BUYER and ______ % by SELLER. BUYER may elect within the period allowed for BUYER's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event BUYER shall pay any additional premium attributable thereto.

OR

(B) [______ / ______] ☐ Corner's Marked. The marking of the Property corners shall be ordered and directed by ☐ BUYER, ☐ SELLER, and paid by ☐ BUYER, ☐ SELLER, ☐ split ______ % by BUYER and ______ % by SELLER.

BUYER Included / **BUYER Waived**

[______ / ______] OR [/s/ / ______] **6.5 INVESTIGATION AND APPROVALS OF GOVERNMENTAL ISSUES:** BUYER shall have *within* ☐ *ten (10) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance to investigate and obtain all necessary approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which BUYER deems necessary or desirable in connection with its intended use of the Property as a

N/A ____,

including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, law enforcement, handicapped access, transportation and environmental matters. BUYER's failure to deliver to Escrow Holder and SELLER written notice terminating this Agreement prior to the expiration of said period as a result of BUYER's failure to obtain such approvals and permits shall be conclusively deemed to be BUYER's waiver of this condition to BUYER's obligations under this Agreement.

BUYER Included / **BUYER Waived**

[______ / ______] OR [/s/ / ______] **6.6 INVESTIGATION AND APPROVALS OF CC&R's AND COMMON-INTEREST COMMUNITIES:** SELLER shall deliver to BUYER the Covenants, Conditions and Restrictions ("CC&Rs"), Common-Interest Community regulations, and any other documents to the BUYER *within* ☐ *five (5) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance. BUYER shall have ☐ *ten (10) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance to investigate the status and regulations of any Common-Interest Community Regulations (CC&Rs), and any other related documents, and to notify Seller and Escrow Holder in writing of BUYER's reasonable disapproval of same.

BUYER Included / **BUYER Waived**

[______ / ______] OR [/s/ / ______] **6.7 HAZARDOUS/NOXIOUS CONDITIONS REPORT:** Such report, *within* ☐ *ten (10) days or* ☐ _N/A_ (_N/A_) *days* from date of Acceptance, will be ordered and directed by ☐ BUYER, ☐ SELLER, and paid by ☐ BUYER, ☐ SELLER, ☐ split ______ % by BUYER and ______ % by SELLER. BUYER shall deliver written approval or disapproval, *within* ☐ *ten (10) days or* ☐ _N/A_ (_N/A_) days from Date of Acceptance, of a Hazardous/Noxious Conditions Report concerning the Property and relevant adjoining properties. A "Hazardous Condition" for purposes of this Agreement is defined as any condition whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. This shall include, without limitation, "Noxious Weed" as defined in NRS 555.005. The location of a "Hazardous Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous/Noxious condition that would require remediation and/or removal under applicable Federal, state, or local law.

BUYER Included / **BUYER Waived**

[______ / ______] OR [/s/ / ______] **6.8 PERSONAL PROPERTY IN FURNISHED UNITS:** The Purchase Price includes all furniture and furnishings and any other personal property owned by SELLER and used in the operation of the Property. An inventory list shall be provided by SELLER to BUYER *within* ☐ *ten (10) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance. BUYER shall have ☐ *thirty (30) days or* ☐ _N/A_ (_N/A_) *days* from Date of Acceptance to approve or disapprove. Said signed inventory list shall be attached and become a part of this Agreement. This inventory has been made an integral part of this Agreement prior to its execution by both BUYER and SELLER. Said personal property to be transferred to BUYER free and clear of liens at Close of Escrow by Bill of Sale with no warranty implied as to the condition of any personal property after Close of Escrow.

BUYER Included / **BUYER Waived**

[______ / ______] OR [/s/ / ______] **6.9 SMOKE DETECTORS:** In accordance with local ordinance, smoke detectors shall be installed on the Property at the expense of the ☐ BUYER, ☐ SELLER. If required, said smoke detectors shall be inspected by the appropriate City or County agency prior to Close of Escrow and a compliance report obtained and delivered to BUYER at Close of Escrow.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.10 FLOOD HAZARD ZONE:** BUYER has been advised that the Property may be located in an area which the Federal Emergency Management Agency has found to have special flood hazards and that, pursuant to the National Flood Insurance Program, it may be necessary to purchase flood insurance in order to obtain any loan secured by the Property from any federally regulated financial institution or a loan insured or guaranteed by an agency of the U.S. Government. The purpose of the program is to provide flood insurance at reasonable cost. For further information consult your lender or insurance carrier.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.11 INCOME AND EXPENSE STATEMENT:** SELLER shall, within ☐ *five (5) days or* ☐ __N/A__ (N/A) from Date of Acceptance, deliver to BUYER a true and complete statement of income and expenses of the Property for the prior __N/A__ (N/A) **year(s) and year to date** for BUYER's approval ***within*** ☐ ***thirty (30) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance. BUYER'S obligations are conditioned upon approval of said statement. BUYER shall be deemed to have approved said statement unless written notice to the contrary is delivered to SELLER or his Agent within said period, in which case, BUYER may cancel this Agreement and BUYER shall be entitled to return of his deposit less its expenses, and both BUYER and SELLER shall be relieved of all obligations hereunder.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.12 UTILITIES STATEMENT:** If paid by SELLER, SELLER shall provide to BUYER the most recent ***twelve (12)*** months of utility receipts ***within*** ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** of the Date of Acceptance.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.13 EXISTING LEASES:** ***Within*** ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance, SELLER shall deliver to BUYER for his approval legible copies of all existing leases, subleases and rental agreements for the Property, as well as copies of all outstanding notices sent to tenants, and a written statement of all oral agreements, incurred defaults by SELLER or tenants, claims made by or to tenants, and a statement of all tenants' deposits held by SELLER, all of which SELLER warrants to be true and complete. BUYER's obligations under this Agreement are conditioned upon approval of existing leases. BUYER shall be deemed to have approved said documents unless written notice tot he contrary is delivered to SELLER or his Agent ***within*** ☐ ***thirty (30) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance, in which case BUYER shall be entitled to return of his deposit less any expenses, and both BUYER and SELLER shall be relived of all obligations herein.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.14 ESTOPPEL CERTIFICATE(S):** SELLER shall deliver to BUYER and Escrow Holder at least ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** prior to Close of Escrow and Estoppel Certificate(s), as provided by BUYER, executed by each tenant of the Property.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.15 APPRAISAL: Appraisal fee to be paid by ☐ BUYER, ☐ SELLER.** It is expressly agreed that, notwithstanding any other provisions of this Agreement, the BUYER shall not be obligated to complete purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits if the appraised value of the Property (excluding Closing Costs) is less than the amount specified as the Purchase Price. The BUYER shall, however, have the option of proceeding with the consummation of this Agreement without regard tot he amount of the appraised valuation. Appraisal report shall be completed ***within*** ☐ ***forty five (45) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.16 EXISTING CONTRACTS AND AGREEMENTS:** Copies or written descriptions, of all existing written contracts and oral contracts and/or agreements by SELLER and regarding the Property shall be provided to BUYER by SELLER ***within*** ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** of the Date of Acceptance. BUYER shall have ☐ ***thirty (30) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance of said contracts and agreements to accept or reject the same.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.17 OPERATING PERMIT/BUSINESS LICENSE:** If applicable, SELLER warrants that an operating permit/business license for the Property is in effect. SELLER to provide BUYER a copy of said permit or license ***within*** ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.18 OCCUPANCY PERMIT (If applicable):** If applicable, SELLER warrants that an occupancy permit for the Property is in effect. SELLER to provide BUYER a copy of said occupancy permit ***within*** ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance.

BUYER Included [____/____] OR **BUYER Waived** [__/s/_/____] **6.19 PRIOR INSPECTIONS:** SELLER shall ***within*** ☐ ***ten (10) days or*** ☐ __N/A__ (N/A) ***days*** from Date of Acceptance, provide BUYER with copies of all prior inspections and reports (for information purposes only) in the possession of or readily available to the SELLER, if any.

BUYER Included BUYER Waived

[______/______] OR [_/s/_/______] **6.20 COMMERCIAL DISCLOSURE/ENVIRONMENTAL:** SELLER shall deliver to BUYER at least ☐ *ten (10) days or* ☐ __N/A__ (_N/A_) *days* from Date of Acceptance the completed Commercial Disclosure/ Environmental Form attached hereto.

BUYER Included BUYER Waived

[_/s/_/______] OR [______/______] **6.21 WALK-THROUGH INSPECTION:** BUYER will have the right to conduct a walk-through inspection of the property *within* ☐ *ten (10) days or* ☐ __three__ (_3_) *days* prior to Close of Escrow, to verify SELLER's compliance with the provisions within this Agreement. Utilities are to remain turned on until Close of Escrow.

BUYER Included BUYER Waived

[______/______] OR [_/s/_/______] **6.22 ADDITIONAL INSPECTIONS:** Unless stated otherwise in this Agreement, the BUYER shall at ☐ BUYER's, ☐ SELLER's expense, have the right to order any and all inspections that BUYER deems necessary by experts, including, but not limited to, engineers, geologists, architects, contractors, surveyors, and structural pest control operators to inspect the Property for any structural and non-structural conditions, including matters concerning, but not limited to, roofing, electrical, plumbing, heating, cooling, appliances, pool, boundaries, structural inspection reports, roof inspection, Phase I Environmental Report on Hazardous Wastes and Materials, A.D.A. (Americans Disabilities Act) Report, Asbestos testing report, lead based paint report, radon report, mold inspection, wood stove inspection, seismology report and/or earthquake fault information, electromagnetic field report, water quality/quantity report, septic systems inspection, shall be ordered and must exercise that right *within* ☐ *ten (10) days or* ☐ __N/A__ (_N/A_) *days* from Date of Acceptance. Reports shall be approved, rejected, or waived by BUYER *within* ☐ *thirty (30) days or* ☐ __N/A__ (_N/A_) *days* from Date of Acceptance.

BUYER shall furnish SELLER, at no cost to SELLER, copies of inspections and reports obtained, along with list(s) itemizing all repairs requested by the BUYER as indicated by said inspection and reports *within* ☐ *thirty (30) days or* ☐ __N/A__ (_N/A_) *days* from Date of Acceptance. SELLER agrees to pay an amount NOT to exceed the total sum of $ ______________ (____N/A____ and no/100 Dollars) for all repair conditions indicated, per the above contingency reports and/or any defect discovered or defect which has become worse than was originally indicated.

Any needed repairs, remediation, or corrective action identified by said reports in excess of the above stated dollar amount shall be at BUYER's expense. However, if repair expenses are considered excessive by BUYER, then BUYER may terminate this Agreement at BUYER's discretion unless SELLER agrees to repairs at SELLER's expense by written addendum to this Agreement.

If not completed by Close of Escrow, funds shall be held in Escrow, unless otherwise disallowed by Lender, and disbursed by Escrow Holder upon receipt of a statement by a licensed structure pest control operator, certifying that the Property is free of evidence of active infestation or infection.

As soon as the same are available, copies of the report, and any certification or other proof of completion of said work shall be delivered to the Agents of BUYER and SELLER who are authorized to receive the same on behalf of their principals.

BUYER acknowledges that it has not relied upon any representations by the Agent with respect to the condition of the Property.

BUYER Included BUYER Waived

[______/______] OR [_/s/_/______] **6.23 SELLERS COST OBLIGATIONS TO CONTINGENCY TO CLOSING:** (A) The Closing of this Agreement is subject to the sale and conveyance of "BUYER's Property" described as:

(Address/Name) N/A

(APN/Legal Description) N/A

(Type/Use) N/A

within the time specified for Closing of SELLER's property. (B) SELLER shall have the right to continue to offer the herein Property for sale and to accept offers subject to the rights of BUYER. Should SELLER accept such an offer, then BUYER shall be given written notice of such acceptance. In the event BUYER will not waive this condition in writing *within* ☐ *ten (10) days or* ☐ __N/A__ (_N/A_) *days* of receipt of such notice, then this Agreement shall be terminated and all deposits be returned to BUYER and Escrow cancelled. Said notice may be personally delivered or mailed by certified mail and addressed to BUYER, care of his Agent identified herein.

BUYER Included BUYER Waived

[______/______] OR [_/s/_/______] **6.24 PROBATE/CONSERVATION SALE:** In the event that this sale is subject to Probate/Conservation sale, BUYER is aware of the following: (a) Court Approval; (b) Competitive Bidding; (c) "As Is, Where Is, Current Condition". Should the sale be a Probate/Conservation sale, SELLER shall furnish to BUYER *within* ☐ *five (5) days or* ☐ __N/A__ (_N/A_) *days* from Date of Acceptance, all required court documents regarding said sale.

All of the contingencies specified in the above subparagraphs are for the benefit of, and may be waived by the BUYER, and may be elsewhere herein referred to as "BUYER Contingencies."

BUYER Included BUYER Waived

[______/______] OR [_/s/_/______] **7. REPRESENTATION AND WARRANTIES OF SELLER.**

7.1 SELLER'S WARRANTIES AND REPRESENTATIONS: SELLER's warranties and representations shall survive the Close of Escrow and delivery of the deed and, unless otherwise noted herein, are true, material and relied upon by BUYER and Agent in all respects, both as of the Date of Agreement, and as of the date of Close of Escrow. SELLER hereby makes the following warranties and representations to BUYER and Agent.

BUYER [_/s/_][________] and SELLER [_/s/_][________] have read this page.

(a) Authority of SELLER. SELLER is the owner of the Property and has the full right, power and authority to sell, convey and transfer the Property to BUYER as provided herein, and to perform SELLER's obligations hereunder. Each person signing this Agreement on behalf of an entity constituting either BUYER or SELLER warrants that: (i) he or she is duly authorized to sign and deliver this Agreement on behalf of the entity, in accordance with a duly adopted resolution of the board of directors or the bylaws of the corporation in the case of a corporation, in accordance with the resolutions or bylaws of the limited company, in accordance with the Agreement of Partnership or resolution pursuant thereto in the case of partnership, or in accordance with the trust agreement in the case of a trust, and (ii) this Agreement is binding upon the corporation, limited liability companies, partnership or trust in accordance with its terms. Such entity shall be duly and properly organized to transact business in the State of Nevada.

(b) Maintenance During Escrow and Equipment Condition at Closing. Except as otherwise provided in the paragraph dealing with destruction, damage or loss, SELLER shall maintain the Property until Close of Escrow in its present condition, ordinary wear and tear excepted. Items such as, but not limited to, heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.

(c) Hazardous/Noxious Conditions/Storage Tanks. SELLER represents, to the best of SELLER's knowledge, except as otherwise disclosed to BUYER in writing, that SELLER has no knowledge of the existence or prior existence on the Property of any Hazardous/Noxious Conditions or materials, including, but not limited to, asbestos, processed petroleum derivatives, PCB transformers, other toxic, hazardous or contaminated substances, and the existence or prior existence of any above or below ground storage tanks or noxious weeds. SELLER agrees to disclose to Agent and BUYER information which SELLER has or may acquire regarding the presence and location of any hazardous materials on or about the Property.

(d) Compliance. SELLER has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or Covenants, Conditions and Restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigations, remediation, repair, maintenance or improvement is to be performed on the Property.

(e) Changes During Transaction. Prior to Close of Escrow, SELLER will not violate or modify, orally or in writing, any existing lease or other agreement, or create any new leases or other agreements affecting the Property, nor shall any substantial alterations or repairs be made or undertaken without BUYER's written approval, which approval will not be unreasonably withheld.

(f) Possessory Rights. SELLER has no knowledge that anyone will, at Close of Escrow, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to BUYER.

(g) Mechanics' Liens. There are no unsatisfied mechanics or material man's lien rights concerning the Property.

(h) Actions, Suits or Proceedings. SELLER has no knowledge of any actions, notices, demands, suits or proceedings pending or threatened before any commission, board, bureau, agency, governmental agency, quasi-governmental authority, instrumentality, arbitrator court or tribunal that would affect the Property or the right to occupy or utilize same.

(i) Notice of Changes. SELLER will promptly notify BUYER and Agent in writing of any Material Change affecting the Property that becomes known to SELLER prior to Close of Escrow.

(j) No Tenant Bankruptcy Proceedings. SELLER has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

(k) No Seller Bankruptcy Proceedings. SELLER is not the subject of a bankruptcy, insolvency or probate proceeding.

7.2 EXISTING CONDITION: BUYER hereby acknowledge that, except as otherwise stated in this Agreement, BUYER is purchasing, subject to required repairs, replacements or corrections of condition, the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property that BUYER believes are necessary to protect its own interest in, and its contemplated use of, the Property. BUYER and SELLER acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of OSHA, and FEMA laws or any other act, ordinance of law, have been made by either BUYER, SELLER or Agent, or relied upon by either Party hereto.

7.3 MATERIAL CHANGE: No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by BUYER. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by the BUYER, that occurs after the date of this offer and prior to Close of Escrow. BUYER shall have ☐ *ten (10) days or* ☐ N/A (N/A) *days* following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by either BUYER, SELLER or Agent, Escrow Holder shall assume that no Material Change has occurred prior to Close of Escrow.

7.4 IMPACT FEES: Pursuant to Nevada Revised Statutes, the BUYER(s) of real property, for or under, development is hereby informed that such property may be subject to impact fees which have been or will be imposed by governmental agencies.

8. HAZARDOUS/NOXIOUS CONDITIONS: Both BUYERs and SELLERs should seek the advice of independent experts regarding the potential presence and/or effect of toxic or hazardous substances or noxious weeds on real property and any improvements to be sold or purchased.

BUYER and SELLER acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Condition. The determination of the existence of a hazardous condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of the Agent. BUYER and SELLER acknowledge that they have been advised by the Agent to consult their own technical and legal experts with respect to the possible hazardous condition aspects of this Property or adjoining properties, and BUYER and SELLER are not relying upon any investigation by or statement of the Agent with respect thereto. BUYER and SELLER hereby assume all responsibility for the impact of such hazardous conditions upon their respective interests herein.

NOTICE: BUYER is informed of the advisability in making "All Appropriate Inquiries" as required under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 USCA §§9601 et. Seq.) and regulations promulgated pursuant thereto. Such Appropriate Inquires must include, but not be limited to, obtaining a Phase 1 Environmental Site Assessment (ESA) pursuant to the American Society for Testing and Materials "Standards Practice for Environmental Site Assessments: Phase 1 Environmental Site Assessment Process" (Standard E1527-05). Failure to conduct All Appropriate Inquiries as required under CERCLA may result in BUYER being unable to assert the "Bona Fide Prospective Purchaser" or "Innocent Landowner" defense under CERCLA or companion state statutes. BUYER is advised to consult an attorney for further information.

9. DEFERRED AGRICULTURE TAX: In the event of any Deferred Agriculture Tax, ☐ BUYER, ☐ SELLER shall pay said taxes through Close of Escrow.

10. PRORATIONS:

10.1 TAXES: Real property taxes payable by the owner of the Property shall be prorated through Close of Escrow as of the date of the recordation of the deed for the Property, based upon the latest tax bill available. SELLER shall pay supplemental tax bill levied by reason of events occurring within the tax year prior to Close of Escrow. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration. SELLER shall pay and discharge in full, at or before Close of Escrow, the unpaid balance of any special assessment bonds.

10.2 INSURANCE: If BUYER elects to take an assignment of the existing casualty and/or liability insurance that is maintained by SELLER, the current premium therefore shall be prorated through the Escrow as of the date of Close of Escrow. In the event of SELLER Financing, BUYER will obtain hazard insurance prepaid for one year in an amount satisfactory to the loan holders and covering on hundred percent (100%) replacement cost of improvements. BUYER agrees to name holders of the secured loan as additional loss payees. BUYER agrees further to annually increase said insurance, if necessary, to equal the then current replacement cost of the Property during the term of the loan holder's mortgages. BUYER will instruct the insurance carrier to deliver to SELLER before Close of Escrow a certificate of insurance providing for ***30*** ***days*** written notice to note holder in the event of cancellation. BUYER to verify availability of insurance ***within*** ☐ ***thirty (30) days or*** ☐ N/A (N/A) ***days*** from Date of Acceptance.

10.3 RENTALS, INTEREST AND EXPENSED: Expenses, such as, but not limited to, collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. Such items shall be supplied by SELLER ***within*** ☒ ***fifteen (15) days or*** ☐ N/A (N/A) ***days*** prior to Close of Escrow. The BUYER and SELLER agree to promptly adjust between themselves outside of Escrow any rents received after Close of Escrow.

10.4 SECURITY DEPOSIT AND LEASE CREDITS: Security Deposits held by SELLER and considerations involving lease credits shall be given to BUYER by a credit to the cash required of BUYER at the Closing. Such items shall be supplied by SELLER ***within*** ☒ ***two (2) days or*** ☐ N/A (N/A) ***days*** prior to Close of Escrow.

10.5 OIL AND PROPANE: Any remaining oil or propane will be ☐ purchased by BUYER, ☐ included in the Purchase Price, ☒ Not applicable.

10.6 POST CLOSING MATTERS: Any item to be prorated that is not determined or determinable at the Closing shall be adjusted by the BUYER and SELLER as soon as possible following Close of Escrow.

11. TIME: Time is of the essence as to each and every provision of this Agreement. If after a good faith effort, any condition stated in this Agreement has not been eliminated or satisfied within the time limits and pursuant to the provisions of this Agreement, then this Agreement may be deemed null and void, all earnest money deposits, less direct expenses, shall be returned to BUYER and the Escrow shall be canceled. Either BUYER or SELLER may resort to such remedies as it may have in law or equity.

12. CORRESPONDENCE AND NOTICES: Unless otherwise specifically provided in this Agreement all notices, demands or other communications given herein shall be in writing and will be deemed to have been duly delivered upon personal delivery by messenger, facsimile machine or as of the next day after deposit with a commonly accepted courier for overnight delivery, with confirmation receipt by the BUYER and/or SELLER at the addresses as follows:

To SELLER(s):	To SELLERS' Licensee, Broker or Representative:
Name: Bruce J. Sabacky	Name: Pat Morrissey
Office: Altairnano, Inc.	Office: Morrissey Realty
Street: 204 Edison Way	Street:
City/State/Zip: Reno NV 89502	City/State/Zip:
Phone: (775) 858-3766	Phone: 775-322-4401
Email: bsabacky@altairnano.com	Email: pat@morrisseyrealty.com

To BUYER(s):	To BUYERS' Licensee, Broker or Representative:
Name: Wayne, Lee and Randy Rankin	Name: Cathy Gurley
Office: Ranshu Inc.	Office: Ranshu Real Estate Service
Street: 4950 Joule St	Street: 4950 Joule St
City/State/Zip: Reno NV 89502	City/State/Zip: Reno NV 89502
Phone: (775) 826-1099	Phone: (775) 826-1022
Email: N/A	Email: Cathy@Ranshu.com

13. GOVERNING LAW: This Agreement shall be governed by the laws of the State of Nevada.

14. NO ONE DEEMED DRAFTER: BUYER and SELLER hereby agree that neither BUYER, SELLER nor Agent shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision hereof against either BUYER, SELLER or Agent as the drafter hereof. BUYER and SELLER hereby waive any and all rights to claims against each other, and Agent relating in any way to the foregoing matter.

15. MODIFICATION: No modification, waiver or discharge of this Agreement shall be valid unless it is in writing and signed or initialed by the BUYER and/or SELLER against which the enforcement of the modification, waiver or discharge is or may be sought. The terms and conditions of any and all such addenda attached hereto and any and all future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may be set forth herein. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the BUYER and SELLER hereto, all of which together will constitute but one instrument.

16. DESTRUCTION, DAMAGE, OR LOSS OF IMPROVEMENTS: This Agreement is contingent upon the status that there shall not occur prior to the Closing a destruction of, damage or loss, or finding of Property to be materially defective, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, SELLER shall repair or cure the loss prior to Close of Escrow. BUYER shall have the option, ***within*** ☒ ***ten (10) days or*** ☐ N/A (N/A) ***days*** after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement with all unused deposits to be returned, or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and the BUYER does not elect to terminate this Agreement, BUYER shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by either BUYER, SELLER, or Broker, Escrow Holder shall assume no destruction, damage or loss costing more than $10,000.00 to repair or cure has occurred prior to Closing.

BUYER [/s/][ ] and SELLER [/s/][ ] have read this page.

17. VERIFICATION OF INFORMATION: Any representation in this Agreement as to the square footage, land or improvements, of the Property, is approximate and neither SELLER nor Agent guarantee its accuracy. Any oral or written representations by SELLER or Agent regarding age of improvements, size, and square footage of parcel or building, or location of property lines, may not be accurate. Apparent boundary line indicators such as fences, hedges, walls, or other barriers may not represent the true boundary lines. Agent does not necessarily investigate the status of permits, zoning, or code compliance. BUYER is to satisfy himself concerning this information if any of these issues are important or a critical element of the purchase decision. BUYER acknowledges that he has not received or relied upon any representations by either the Agent or the SELLER with respect to the condition of the Property which are not contained in this Agreement or in any attachments. Although deemed accurate, the information contained in the Multiple Listing Service, computer or advertisements, and feature sheets pertaining to this Property are not warranted or guaranteed by the listing or selling office. Errors and/or omissions in inputting information, while uncommon, are possible. BUYER shall be responsible for verifying the accuracy of pertinent information. Deposit of all funds necessary to close into Escrow shall be deemed as final acceptance of the Property. SELLER agrees to hold all Agents in the transaction harmless and to defend and indemnify them from any claim, demand, action or proceedings resulting from any omission or alleged omission by SELLER in its statements.

18. ACCESS TO PROPERTY: SELLER agrees to provide reasonable access to the Property to BUYER, inspectors, appraisers, and all other professionals representing BUYER. BUYER shall indemnify, defend and hold SELLER harmless from any lien, loss, claim, liability, or expense, including, without limitation, reasonable attorneys' fees and costs, arising out of or in connection with its activities, including, without limitation, BUYER's Agents and employees, and independent contractors retained by or acting on behalf of BUYER (collectively, "BUYER's Agents") on the Property. BUYER shall have no liability to SELLER for any lien, loss claim, diminution in value or expense incurred by SELLER arising out of discovery by BUYER or BUYER's Agents, of any hazardous/ noxious materials or toxic substances as defined in applicable state or Federal law, on or about the Property. Following any such entry or work, unless otherwise directed in writing by SELLER, BUYER shall return the Property to the condition it was prior to such entry or work, including the re-compaction or removal of any disrupted soil or material as SELLER may reasonably direct.

19. DEFAULT: In the event that BUYER shall default in the performance of this Agreement, unless the BUYER and SELLER have agreed to a provision for liquidated damages, SELLER may, subject to any rights of the Broker herein, retain BUYER's deposit and may take such actions as he deems appropriate to collect such additional damages as may have been actually sustained. If this Agreement terminates for any reason than SELLER's breach or default, then at SELLER's request, and as a condition to the return of BUYER's deposit, BUYER shall *within* ☐ *five (5) days or* ☐ N/A (N/A) *days* after written request deliver to SELLER, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for BUYER that pertain to the Property.

/s/ Buyer

/s/ Seller

20. LIQUIDATED DAMAGES: If BUYER fails to complete the purchase of the Property as provided by this Agreement by reason of any default of BUYER, SELLER shall be released from his obligation to sell the Property to BUYER and may proceed against BUYER upon any claim or remedy which SELLER may have in law or equity; or BUYER and SELLER hereby acknowledges and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by SELLER as a result of such a default by BUYER and agree that the ☐ Amount of Deposit(s), ☒ $ 10,000 made by BUYER is a reasonable approximation thereof. Accordingly, in the event that the BUYER defaults in the performance of this Agreement, the above stated amount shall constitute and be deemed to be the agreed and liquidated damages of SELLER and shall be forfeited by BUYER to SELLER. SELLER agrees to waive all other remedies against the BUYER which SELLER might otherwise have in law or equity by reason of such default by BUYER.

(Both BUYER and SELLER must initial "agrees" for Liquidated Damages to be part of this Agreement.)

☒ [/s/][______] **Buyer agrees.** ☐ [______][______] **Buyer does not agree.**

☐ [______][______] **Seller agrees.** ☐ [______][______] **Seller does not agree.**

If BUYER and SELLER do not agree to the "Liquidated Damages" provision above set forth, and in the event of BUYER's breach or default, SELLER retains the rights and remedies which SELLER may have in law or equity.

21. MEDIATION OF DISPUTES: If a dispute arises out of or relates to this Agreement, or its breach, by initialing in the spaces below, the BUYER and SELLER agree to first try in good faith to settle the dispute by nonbinding mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to court action or binding arbitration, unless the dispute is a matter excluded under the ARBITRATION clause, if any, in this document.

(Both BUYER and SELLER must initial "agrees" for Mediation to be part of this Agreement.)

☒ [/s/][______] **Buyer agrees.** ☐ [______][______] **Buyer does not agree.**

☐ [______][______] **Seller agrees.** ☐ [______][______] **Seller does not agree.**

BUYER Included **BUYER Waived**

[____/____] OR [/s/ /____] **22. ARBITRATION OF DISPUTES:** Any dispute or claim in law or equity arising out of this Agreement will be decided by neutral binding arbitration in accordance with prevailing law and applicable court rules. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The BUYER and SELLER will have the right to discovery as per attached Arbitration of Disputes Addendum.

23. SEVERABILITY, WAIVER: If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of the Agreement. Waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition or promise hereunder.

24. ATTORNEYS FEES: If this Agreement gives rise to any litigation, arbitration, or other legal proceeding between BUYER and SELLER, including Agent, the prevailing party shall be entitled to recover its actual costs and expenses, including court costs, costs of arbitration, and reasonable attorneys' fees, in addition to any other relief to which they may be entitled.

25. BROKERS FEE: Payment at the Closing of such Broker's Fee as is specified in this Agreement or later written instructions to Escrow Holder executed by SELLER and Broker. It is agreed by BUYER, SELLER and Escrow Holder that Broker is/are a third party beneficiary of this Agreement insofar as the Broker's fee is concerned, and that no change shall be made by BUYER, SELLER or Escrow Holder with respect to the time of payment, amount of payment, or the conditions to payment of the Broker's fee specified in this Agreement, without the written consent of Broker.

26. REAL ESTATE BROKERS: BUYER and SELLER each represent and warrant to the other that he has had no dealings with any person, firm, broker or finder in connection with the negotiations of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker named herein, and no broker or other person, firm or entity, other than said Broker is entitled to any commission or finder's fee in connection with this Agreement as the result of any dealings or acts of such party. BUYER and SELLER do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or similar party, other than said named Broker by reason of any dealings or act of the indemnifying Party.

27. BROKER(S) AND AGENT(S) DISCLAIMER: BUYER and SELLER acknowledge that except as otherwise expressly stated herein, Broker(s) and Agent(s) have not made any warranty or representation with respect to any of the following: (a) the legality of the present or any possible future use of the Property under any Federal, state or local law; (b) pending or possible future action by any governmental entity or agency which may affect the Property; (c) the physical condition of the Property. BUYER/SELLER agrees that investigation and analysis of all matters related to the Property is their sole responsibility and that BUYER/SELLER shall not hold the Agent responsible relating in any way to the foregoing matters.

28. TAX DEFERRED EXCHANGE (INVESTMENT PROPERTY): In the event that SELLER wishes to enter in a tax deferred exchange for the real property described herein, or if BUYER wishes to enter into tax deferred exchange with respect to property owned by him in connection with this transaction, BUYER and SELLER agrees to cooperate with the other party in connection with such exchange, including the execution of such documents as may be reasonably necessary to effectuate the same. Provided that: (a) the other party shall not be obligated to delay Close of Escrow; (b) all additional costs in connection with the exchange should be borne by the party requesting the exchange; and (c) the other party shall not be obligated to execute any note, contract, deed or other document providing for any personal liability which would survive the exchange, nor shall the other party be obligated to take title to any property other than the Property described in this Agreement. The other party shall be **indemnified and held harmless against any liability which arises or is claimed to have arisen on account of the acquisition of the exchange property.**

[/s/][______] **Buyer intends to or is in a tax deferred exchange.**

[______][______] **Seller intends to or is in a tax deferred exchange.**

29. SURVIVAL: The omission from escrow instructions of any provision in this Agreement will not waive the right of any party. All representations or warranties will survive the Close of Escrow.

30. FAX TRANSMISSION: The facsimile transmission of a signed copy hereof or any counter offer/amendment to the BUYER and/or SELLER or their Agent shall constitute delivery of said signed document. Facsimile signature may be accepted as original.

31. ADDITIONAL TERMS AND CONDITIONS:
Contingent upon Buyer approval of Phase 2 Environmental Survey and soil testing (to be provided by Seller within fourteen (14) days of acceptance of offer).
Seller to lease back 100% of premises for 10 months after close of escrow at $21.00 per month NNN prepaid at close of escrow.

32. ADDENDA, EXHIBITS AND DISCLOSURES: The following marked addenda, exhibits and disclosures are attached hereto and made a part of this Agreement:

1. ☐ Affiliated Business Arrangement Disclosure Statement
2. ☐ Arbitration Addendum
3. ☐ Aerial/Parcel Map
4. ☐ Bill of Sale and Assignment
5. ☐ Commercial Disclosure / Environmental Form (to be provided by BUYER)
6. ☐ Consent to Act (if applicable)
7. ☒ Duties Owed By A Nevada Real Estate Licensee
8. ☐ Environmental Contact List
9. ☐ Estoppel Certificate (to be provided by BUYER)
10. ☐ Financing Addendum Existing Commercial
11. ☐ Lead Based Paint Addendum (if property built prior to 1978)
12. ☐ Legal Description (to be provided by Title Company through Close of Escrow)
13. ☐ Financing Addendum Seller (Commercial)
14. ☐ Tenant's Notice of Sale
15. ☐ Other: N/A

when signed by BUYER and SELLER as required.

33. CONSULT YOUR ADVISORS: This document has been prepared for your advisors review and for your approval. Agent makes no representation or recommendation as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney and financial advisor. In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist, or other person with experience in evaluating the condition of said Property.

BUYER [/s/][______] and SELLER [/s/][______] have read this page.

34. OWNER'S ASSOCIATION DISCLOSURE: At time of acceptance, SELLER shall deliver to BUYER and Addendum to Purchase Agreement for Common Ownership Interest Properties, which by this reference shall be incorporated into this Agreement. Association transfer fee of $ _________________ to be paid by ☐ BUYER, ☐ SELLER. The amount of any delinquent assessments including penalties, attorney's fees, and other charges provided for in the management documents shall be paid current by the SELLER at Close of Escrow.

35. WATER RIGHTS: Water rights, if any, are to be included with the Property unless specifically excluded by deed or mutual agreement.

36. HOLD HARMLESS: The BUYER and SELLER agree the Agents are not responsible, and hold them harmless, for items such as, but not limited to, repairs, renovation, restoration, replacement, maintenance work, or inspections performed to or upon the Property, regardless of whether or not the Contractor/Inspector performing the work was hired by BUYER or SELLER at the suggestion of the Agent or company affiliated with the Agent. By the execution of this Agreement, BUYER/SELLER hereby release and agree to hold the Agent or company affiliated with the Agent, harmless from any loss or liability which BUYER/SELLER may incur as a result of any action of the Contractor/Inspector on or about the Property, or the failure of the Contractor/Inspector to perform items, such as, but not limited to, the repair, renovation, replacements, maintenance work, or inspection in a good and workman like fashion. BUYER/SELLER is encouraged to consult with a Contractor/Inspector of their own choosing regarding the satisfactory completion of any repair, renovation, replacement, maintenance work, or inspection performed to or upon the Property.

The undersigned parties agree to hold Broker and Broker's Agent harmless from and against any and all damages, costs and expenses, including attorneys' fees, arising from any disputes between BUYER and/or SELLER and/or Agent/Broker under this Agreement, unless Agent is determined by a court of competent jurisdiction to have acted in a fraudulent manner in connection with any such claim or claims.

37. CODE OF ETHICS: Not all real estate licensees are REALTORS®. A REALTOR® is a member of the National Association of REALTORS® and therefore subscribes to a higher ethical standard in the industry, the REALTOR® Code of Ethics. To receive a copy of the REALTOR® Code of Ethics, ask your real estate professional or the local Association of REALTORS®.

EXPIRATION: This offer shall expire, and be rendered null and void, unless a fully executed copy with SELLER's written acceptance is delivered to the BUYER or the BUYER's Agent on or before 4:00 o'clock ☐ A.M. ☒ P.M., Pacific Standard Time, on 11/02/2012. Upon expiration, the BUYER's entire deposit shall be returned, and BUYER and SELLER shall have no further obligations hereunder.

The undersigned BUYER(s) acknowledges that he has thoroughly read and approved each of the provisions contained herein and agrees to purchase the herein described Property for the price and on the terms and conditions specified. BUYER acknowledges receipt of a copy of this Agreement.

DATED: October 30, 2012 TIME: 11:00 am

BUYER /s/ Wayne C Rankin

BUYER Wayne C Rankin

BUYER Lee L Rankin

BUYER Randy B Rankin

Representation: The BUYER's Licensee is:

BUYER's Licensee Cathy Gurley (Print Name)

Licensee Signature /s/ Cathy Gurley (for receipt of deposit)

4950 Joule St Reno NV 89502

(775)826-1022

SELLER'S ACCEPTANCE, COUNTER OFFER OR REJECTION OF AGREEMENT

/s/ Buyer

/s/ Seller

BROKERAGE FEE: SELLER agrees to pay in cash the following real estate commission for services rendered, which commission SELLER hereby irrevocably assigns to be paid from Escrow, Listing Broker's commission shall be as per separate Listing Agreement, and ________ % of the accepted price, or $50%commission (N/A and no/100 Dollars), to the Brokerage of the Agent of the BUYER irrespective of the agency relationship. ~~Escrow instruction with respect to commissions may not be amended or revoked without the written consent of the Broker herein. Commissions shall also be payable upon any default by SELLER, or the mutual decision (not covered by this Agreement) by BUYER and SELLER which prevents the completion of the sale. Sale proceeds sufficient to pay the commission are hereby assigned to Broker, and Escrow Holder is hereby instructed to pay said commission to Broker out of SELLER's proceeds at Close of Escrow. If this sale shall not be consummated due to the default of either the BUYER or SELLER, the defaulting party shall be liable to and shall pay to Broker, the commission that Broker would have received had the sale been consummated. This obligation of BUYER, if BUYER is the defaulting party, is in addition to any obligation with respect to liquidated damages.~~ This Agreement shall not limit the rights of Broker and SELLER provided for in any existing agreement. Upon the Closing, Broker is/are authorized to publicize the facts of this transaction.

F.I.R.P.T.A. (Foreign Investment and Real Property Tax Act): The Foreign Investment and Real Property Tax Act requires a BUYER of Real property to withhold ten percent (10%) of the sale price and to deposit that amount with the Internal Revenue Service upon Closing, if the SELLER is a foreign person, foreign corporation or partnership, or nonresident alien, unless the property qualifies for an exemption under the act. Unless it is established that the transaction is exempt because the purchase price is $300,000.00 or less the BUYER intends to use the property as his residence, SELLER agrees to: (a) Provide Broker with a Non-Foreign SELLER Affidavit (PCC for 101-V), stating under penalty of perjury that SELLER is not a foreign person; or (b) Provide Broker with a Certificate form the Internal Revenue Service establishing that no Federal Income Tax withholding is required; (c) Subparagraph (a) and (b) to be provided to BUYER within *ten (10) days* from Date of Acceptance or SELLER consents to withholding ten percent (10%) from the sale price, to be deposited with the Internal Revenue Service. A real estate broker is not qualified to give advice on withholding requirements. BUYER should inquire of the taxing authorities as to his responsibility.

By signing below the SELLER is warranting that he/she/they is not a foreign person, foreign corporation or partnership, or nonresidential alien.

BUYER [/s/][ ] and SELLER [/s/][ ] have read this page.

SELLER acknowledges that he has read and understands the provisions of this Agreement and agrees to sell the herein described Property for the price and on the terms and conditions specified.

SELLER acknowledges receipt of a copy of this Agreement. Authorization is hereby given the Broker in this transaction to deliver a signed copy herein to BUYER and to disclose the terms of sale to members of a Multiple Listing Service or Association of REALTORS® at Close of Escrow.

SELLER ***must check one*** of the following options and date, time and sign this Agreement.

______ ☒ **ACCEPTANCE** The undersigned SELLER accepts this offer to purchase, agrees and has the authority to sell above described Property on the terms and conditions as stated herein.

SELLER: /s/ Stephen B. Huang DATED: 11/1/12 TIME: 2:00 pm

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

OR

______ ☐ **COUNTER OFFER** The undersigned SELLER counter offers by way of the Counter Offer dated:. ______ .

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

OR

______ ☐ **REJECTION** By his signature below, the SELLER rejects the foregoing offer.

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

SELLER: ______ DATED: ______ TIME: ______

Representation: The SELLER's Licensee is:

SELLER's Licensee: Pat Morrissey Broker Name Pat Morrissey

Company Name Morrissey Realty Office Address ______

Phone 775-322-4401 ______

Fax ______ Email pat@morrissyrealty.com

LICENSEE SIGNATURE: ______ Date: ______ Time: N/A

Pat Morrissey

BUYER [/s/][______] and SELLER [/s/][______] have read this page.

CRSAR 01/01/09
CO&A 12/12
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